UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 28, 2016 (March 22, 2016)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.
On March 22, 2016, Performance Sports Group Ltd. (the “Company”) announced that, in connection with the departure of Kevin Davis from the Company, Amir Rosenthal had been appointed by the Board of Directors (the “Board”) as the Company’s interim Chief Executive Officer.
Mr. Rosenthal, 54, who will also remain President, PSG Brands, joined the Company in 2008 and previously held the role of Chief Financial Officer and Executive Vice President, Finance and Administration, with the Company.  From 2001 to 2008, Mr. Rosenthal was the Vice President, CFO, General Counsel and Secretary of Katy Industries, Inc. From 1989 to 2001, Mr. Rosenthal held various positions at Timex Group Limited, including Treasurer, Senior Counsel, and Counsel. Mr. Rosenthal was also Chairman of Timex Watches Limited (New Delhi, India). Mr. Rosenthal began his career with LeBoeuf, Lamb, Leiby and MacRae as an associate attorney in 1986.  Mr. Rosenthal is a Director of Sturm, Ruger & Co., Inc., a company that manufactures high-quality firearms for the commercial sporting market.  Mr. Rosenthal received a Bachelor of Arts degree from Dartmouth College, Master of Science in Finance from Rensselaer Polytechnic Institute and a Doctorate of Jurisprudence from New York University School of Law.
In connection with Mr. Rosenthal’s appointment as interim Chief Executive Officer pursuant to an offer letter, dated as of March 25, 2016 (the “Offer Letter”), he will be paid a supplemental monthly stipend of $12,500, paid in biweekly payments of $5,769.24 (less taxes and withholding), for as long as he serves as such, in addition to the compensation to which he is entitled under his existing employment agreement.  Mr. Rosenthal’s annual bonus target will also be increased to 100% during the period serves as interim Chief Executive Officer.
A copy of the Company’s press release, dated March 22, 2015, announcing the appointment of Mr. Rosenthal was previously filed as Exhibit 99.1 to the Company’s Form 8-K filed on March 22, 2016 and is incorporated herein by reference.
The references in this Item 5.02 to the Offer Letter do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copy of the Offer Letter, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 28, 2016
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President General Counsel and Corporate Secretary